Exhibit 3.2

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TWDC HOLDCO 613 CORP.

(Pursuant to Sections 141 and 242 of the
General Corporation Law of the State of Delaware)

TWDC Holdco 613 Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”),

DOES HEREBY CERTIFY:

1.            Article I of the Restated Certificate of Incorporation is hereby amended  in its entirety to read as follows:

ARTICLE I

NAME

The name of the Corporation is The Walt Disney Company.

2.            The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

3.            That this Certificate of Amendment shall be effective as of 12:01 a.m. New York City time on the 20th day of March, 2019.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned duly authorized officer this 19th day of March, 2019.

TWDC HOLDCO 613 CORP.

By:	/s/ James Kapenstein
Name: James Kapenstein
Title: Senior Vice President